Exhibit 99


                        [Letterhead of CBRL Group, Inc.]



                                              Contact: Lawrence E. White
                                                       Senior Vice President/
                                                       Finance and Chief
                                                       Financial Officer


         CBRL GROUP, INC. REPORTS CURRENT SALES TRENDS AND REAFFIRMS
                             EARNINGS GUIDANCE


LEBANON, Tenn. (June 20, 2002) - CBRL Group, Inc. (Nasdaq: CBRL) today reported fiscal 2002 fourth quarter-to-date sales trends and reaffirmed its earnings guidance for the fourth quarter.

     The Company reported that quarter-to-date comparable store restaurant sales in its Cracker Barrel Old Country Store(R) units are up approximately 4.5% compared with the same period a year ago, including approximately 2% higher guest traffic. Quarter-to-date retail sales in the comparable units increased approximately 2.5%. Quarter-to-date comparable restaurant sales in the Company's Logan's Roadhouse(R) units are up approximately 1% from last year, including an increase in guest traffic of approximately 1.5-2%. Restaurant sales at both concepts have rebounded to levels in line with previously disclosed expectations following a short-lived and unexpected slowdown in trends that began over the Memorial Day weekend.

     The Company reaffirmed guidance for diluted earnings per share for the fourth quarter of fiscal 2002, which ends on August 2, 2002, in the low-to-mid $0.50's, compared with $0.48 after excluding the impact of charges taken in the year-ago quarter. The prior year $0.48 was benefited by approximately $0.09 as a result of a non-recurring fourteenth week (the present fiscal quarter has thirteen weeks). THE COMPANY URGES CAUTION IN CONSIDERING ITS CURRENT TRENDS AND THE EARNINGS TARGETS DISCLOSED IN THIS PRESS RELEASE. THE RESTAURANT INDUSTRY IS HIGHLY COMPETITIVE, AND TRENDS AND TARGETS ARE SUBJECT TO NUMEROUS FACTORS AND INFLUENCES, SOME OF WHICH ARE DISCUSSED IN THE CAUTIONARY LANGUAGE AT THE END OF THIS PRESS RELEASE. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE DISCLOSED INFORMATION ON TRENDS OR TARGETS OTHER THAN IN ITS PERIODIC FILINGS UNDER FORMS 10-K, 10-Q, AND 8-K WITH THE SECURITIES AND EXCHANGE COMMISSION.

     Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 455 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 84 company-operated and 12 franchised Logan's Roadhouse restaurants in 17 states.

     EXCEPT FOR SPECIFIC HISTORICAL INFORMATION, THE MATTERS DISCUSSED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE


CBRL Updates Sales Trends and Earnings Guidance
Page 2
June 20, 2002


ACTUAL RESULTS AND PERFORMANCE OF CBRL GROUP, INC. TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THIS DISCUSSION. ALL FORWARD-LOOKING INFORMATION IS PROVIDED BY THE COMPANY PURSUANT TO THE SAFE HARBOR ESTABLISHED UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND SHOULD BE EVALUATED IN THE CONTEXT OF THESE FACTORS. FORWARD-LOOKING STATEMENTS GENERALLY CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "ASSUMPTIONS", "TARGET", "GUIDANCE", "PLANS", "MAY", "WILL", "WOULD", "EXPECT", "INTEND", "ESTIMATE", "ANTICIPATE", "BELIEVE", "POTENTIAL" OR "CONTINUE" (OR THE NEGATIVE OF EACH OF THESE TERMS) OR SIMILAR TERMINOLOGY. FACTORS WHICH WILL AFFECT ACTUAL RESULTS INCLUDE, BUT ARE NOT LIMITED TO: ADVERSE GENERAL ECONOMIC CONDITIONS INCLUDING UNCERTAIN CONSUMER CONFIDENCE EFFECTS ON SALES; THE ACTUAL RESULTS OF PENDING OR THREATENED LITIGATION; THE EFFECTS OF NEGATIVE PUBLICITY; LEGAL RULINGS OR CHANGES IN LEGAL INTERPRETATIONS OR IMPLEMENTATION OF ADDITIONAL GOVERNMENTAL RULES AND REGULATIONS AFFECTING TAXES, ACCOUNTING, WAGE AND HOUR MATTERS, HEALTH AND SAFETY, PENSIONS AND INSURANCE; WEATHER CONDITIONS AND CUSTOMER TRAVEL ACTIVITY; THE EFFECTS OF PLANS INTENDED TO IMPROVE OPERATIONAL EXECUTION AND PERFORMANCE; THE EFFECTS OF INCREASED COMPETITION AT COMPANY LOCATIONS ON SALES AND ON LABOR RECRUITING, COST AND RETENTION; THE ABILITY OF AND COST TO THE COMPANY TO RECRUIT, TRAIN AND RETAIN QUALIFIED RESTAURANT HOURLY AND MANAGEMENT EMPLOYEES; THE ABILITY OF THE COMPANY TO IDENTIFY SUCCESSFUL NEW LINES OF RETAIL MERCHANDISE; THE AVAILABILITY AND COST OF ACCEPTABLE SITES FOR DEVELOPMENT; THE ACCEPTANCE OF THE COMPANY'S CONCEPTS AS THE COMPANY CONTINUES TO EXPAND INTO NEW MARKETS AND GEOGRAPHIC REGIONS; CHANGES IN INTEREST RATES AFFECTING THE COMPANY'S FINANCING COSTS; COMMODITY, WORKERS' COMPENSATION, GROUP HEALTH AND UTILITY PRICE INCREASES; PRACTICAL OR PSYCHOLOGICAL EFFECTS OF TERRORIST ACTS, OR MILITARY OR GOVERNMENT RESPONSES; OTHER UNDETERMINABLE AREAS OF GOVERNMENT OR REGULATORY ACTIONS OR REGULATIONS; AND OTHER FACTORS DESCRIBED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, PRESS RELEASES AND OTHER COMMUNICATIONS.


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